Exhibit Q1(a) to Form N-SAR

                           WELLS FARGO VARIABLE TRUST

                      WELLS CAPITAL MANAGEMENT INCORPORATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                   APPENDIX A

                              VARIABLE TRUST FUNDS

                              Asset Allocation Fund
      C&B Large Cap Value Fund(1) (currently named the Equity Value Fund)
                                 Discovery Fund*
                               Equity Income Fund
   International Core Fund(2) (currently named the International Equity Fund)
          Large Company Core Fund(3) (currently named the Growth Fund)
                                Money Market Fund
                              Multi-Cap Value Fund*
                                Opportunity Fund*
                              Small Cap Growth Fund
                             Total Return Bond Fund


Most Recent Annual Approval Date:  May 18, 2004

Appendix A amended:  February 8, 2005



-----------------
* On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.

(1) On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Equity Value Fund will be renamed the C&B Large Cap Value Fund. On November 2, 2004, the Board of Trustees approved Cooke & Bieler, L.P. to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.

(2) On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the International Equity Fund will be renamed the International Core Fund. On August 10, 2004, the Board of Trustees approved New Star Institutional Managers Limited to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.

(3) On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Growth Fund will be renamed the Large Company Core Fund. On November 2, 2004, the Board of Trustees approved Matrix Asset Advisers, Inc. to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.


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

                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

      This fee agreement is made as of the 1st day of May, 2003, between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

      WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

      WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

      NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.


--------------------------------------------------------------------------------
NAME OF FUND                                            SUB-ADVISORY RATE
--------------------------------------------------------------------------------
Asset Allocation Fund                                0-1000M             0.15
                                                     >1000M              0.10
--------------------------------------------------------------------------------
C&B Large Cap Value Fund(4) (currently               0-200M              0.25
named the Equity Value Fund)                         200-400M            0.20
                                                     >400M               0.15
--------------------------------------------------------------------------------
Discovery Fund*                                      0-200M              0.35
                                                     >200M               0.30
--------------------------------------------------------------------------------
Equity Income Fund                                   0-200M              0.25
                                                     200M-400M           0.20
                                                     >400M               0.15
-------------------------------------------------------------------------------

-----------------
* On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.

(4) On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Equity Value Fund will be renamed the C&B Large Cap Value Fund. On November 2, 2004, the Board of Trustees approved Cooke & Bieler, L.P. to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.

--------------------------------------------------------------------------------
NAME OF FUND                                            SUB-ADVISORY RATE
--------------------------------------------------------------------------------
International Core Fund(5) (currently the            0-200M              0.35
International Equity Fund)                           >200M               0.25
--------------------------------------------------------------------------------
Large Company Core Fund(6) (currently                0-200M              0.25
named the Growth Fund)                               200-400M            0.20
                                                     >400M               0.15
--------------------------------------------------------------------------------
Money Market Fund                                    0-1000M             0.05
                                                     >1000M              0.04
--------------------------------------------------------------------------------
Multi-Cap Value Fund*                                0-200M              0.35
                                                     >200M               0.30
--------------------------------------------------------------------------------
Opportunity Fund*                                    0-200M              0.35
                                                     >200M               0.30
--------------------------------------------------------------------------------
Small Cap Growth Fund                                0-200M              0.25
                                                     >200M               0.20
--------------------------------------------------------------------------------
Total Return Bond Fund                               0-400M              0.15
                                                     400-800M            0.125
                                                     >800M               0.10
--------------------------------------------------------------------------------


      The foregoing fee schedule is agreed to as of February 8, 2005 and shall remain in effect until changed in writing by the parties.



                                    WELLS FARGO FUNDS MANAGEMENT, LLC


                                    By:______________________________
                                         Andrew Owen
                                         Senior Vice President


                                    WELLS CAPITAL MANAGEMENT INCORPORATED


                                    By:_______________________________
                                         David O'Keefe
                                         Chief Financial Officer


-----------------
* On August 10, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.

(5) On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the International Equity Fund will be renamed the International Core Fund. On August 10, 2004, the Board of Trustees approved New Star Institutional Managers Limited to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.

(6) On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Growth Fund will be renamed the Large Company Core Fund. On November 2, 2004, the Board of Trustees approved Matrix Advisers to replace Wells Capital Management Incorporated as the sub-adviser to this Fund.


                                       3